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EXHIBIT 1.2 AMENDMENTS TO BYE-LAWS OF BRILLIANCE CHINA AUTOMOTIVE DATED JUNE 20,
2008

                               SPECIAL RESOLUTION
                                       OF
                  BRILLIANCE CHINA AUTOMOTIVE HOLDINGS LIMITED
                (Incorporated in Bermuda with limited liability)
                            PASSED ON 20TH JUNE, 2008

I, Wu Xiao An (also known as Ng Siu On), a director of Brilliance China Automotive Holdings Limited (the "Company"), do hereby certify that at an annual general meeting of the Company duly convened and held at Victoria Room IV, Level 2, Four Seasons Hotel Hong Kong, 8 Finance Street, Central, Hong Kong on Friday, 20th June, 2008 at 9.00 a.m., the following special resolution was duly passed:

          AS A SPECIAL RESOLUTION:

5. "THAT the existing Bye-Laws of the Company be and are hereby amended in the following manner:

     (a) by deleting the existing Bye-law 16 and substituting therefor the following new Bye-law 16:

          "16. Every certificate for shares, warrants or debentures or representing any other form of securities of the Company shall be issued under the Seal of the Company or under the Securities Seal or in such manner as the Board may authorize."

     (b) by deleting the existing Bye-law 134(C) and substituting therefor the following new Bye-law 134(C):

          "(C) The Company may have a Securities Seal for use for sealing certificates for shares or other securities issued by the Company and no signature of any Director, officer or other person and no mechanical reproduction thereof shall be required on any such certificates or other document and any such certificates or other document to which such Securities Seal is affixed shall be valid and deemed to have been sealed and executed with the authority of the Board notwithstanding the absence of any such signature or mechanical reproduction as aforesaid. The Board may by resolution determine that the affixation of Securities Seal on certificates for shares or other securities issued by the Company be dispensed with or be affixed by printing the image of the Securities Seal on such certificates.""

Dated this 20th day of June, 2008


                                                       /s/ Wu Xiao An
                                                       -------------------------
                                                       WU Xiao An
                                                       (also known as Ng Siu On)
                                                       Director